Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Bahner (269) 961-3799

Kellogg Company Reports Second Quarter 2019 Results, Reaffirms Earnings Outlook
BATTLE CREEK, Mich. - August 1, 2019 - Kellogg Company (NYSE: K) today announced second-quarter 2019 results and reaffirmed its full-year earnings guidance.
Highlights:

•	Net sales growth led by accelerated, broad-based organic growth.

•	Completed previously announced divestiture and launched business realignment initiatives. Proceeds of approximately $1.3 billion will be utilized to reduce debt.

•	As expected, higher input costs and effective tax rate contributed to lower earnings.

•
Continued progress on strategic priorities, including a second wave of improved innovation, a pack-harmonization in U.S. cereal, momentum in key snacks brands, and further expansion in emerging markets.

•	Reaffirmed earnings guidance for the full-year 2019 based on improved visibility around the recently closed divestiture and related transition. Updated cash flow guidance to reflect divestiture.

"This was another quarter in which we progressed solidly against our strategy and our 2019 plan, providing further, tangible evidence that Deploy for Growth is working,” said Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer. “We delivered another quarter of net sales growth, featuring more and better innovation, momentum on revitalized snacks brands, better price realization, and continued expansion in emerging markets. We closed on a divestiture that improves our portfolio's focus, growth profile, and profit margins. We took further steps to realign our business and restructure our organization for greater agility and cost efficiency. And we enter the second half with increased confidence that we will finish the year on our guidance."

* All guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and various financial instruments , and other costs impacting comparability. Expected net sales, margins, operating profit, and earnings per share are provided on this non-GAAP, currency-neutral basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	June 29, 2019	June 30, 2018	% Change	June 29, 2019	June 30, 2018	% Change
Reported Net Sales	$3,461	$3,360	3.0%	$6,983	$6,761	3.3%
Currency-Neutral Net Sales *	$3,524	$3,360	4.9%	$7,169	$6,761	6.0%
Organic Net Sales *	$3,437	$3,360	2.3%	$6,848	$6,761	1.3%

Reported Operating Profit	$397	$474	(16.2)%	$778	$984	(20.9)%
Adjusted Operating Profit *	$452	$476	(5.1)%	$917	$976	(6.0)%
Currency-Neutral Adjusted Operating Profit *	$458	$476	(3.8)%	$935	$976	(4.2)%

Reported Diluted Earnings Per Share	$0.84	$1.71	(50.9)%	$1.66	$2.99	(44.5)%
Adjusted Diluted Earnings Per Share *	$0.99	$1.14	(13.2)%	$2.00	$2.37	(15.6)%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$1.00	$1.14	(12.3)%	$2.05	$2.37	(13.5)%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Second Quarter Consolidated Results
Kellogg’s second quarter 2019 GAAP (or "reported") net sales increased by 3% year on year. The consolidation of Nigerian distributor Multipro (May 2018) more than offset negative currency translation. On an organic basis, net sales increased by more than 2%.
For the first six months, reported net sales increased by more than 3%, driven by the Multipro consolidation, which more than offset negative currency translation. On an organic basis, net sales increased by over 1%, largely due to positive price realization.
Reported operating profit in the second quarter decreased by about 16% versus the year-ago quarter, largely due to restructuring as well as business and portfolio realignment charges mainly related to the recently completed divestiture. On an adjusted basis, operating profit decreased by 5%, owing primarily to higher input costs, as well as adverse currency translation. Excluding currency translation, adjusted operating profit declined by less than 4%.
For the first six months, reported operating profit decreased by 21%, mainly reflecting the business and portfolio realignment charges. On an adjusted basis, operating profit decreased by 6%, principally due to to higher input costs, investments in capabilities, and adverse currency translation. Excluding currency translation, adjusted operating profit declined by approximately 4%.
Reported earnings per share decreased by about 51% from the prior-year quarter, owing to business and portfolio realignment charges, mainly related to the recently completed divestiture as well as higher input costs and lapping year-ago tax benefits. On an adjusted basis, earnings per share declined by about 13%, negatively impacted by the higher input costs and effective tax rate, lower expected returns on pension assets, and higher interest expense related to debt from acquiring additional stakes in our Nigerian investments in May of 2018. On a currency-neutral basis, adjusted earnings per share declined slightly over 12% in the second quarter.
For the first six months, earnings per share decreased approximately 45% on a reported basis, mainly reflecting the business and portfolio realignment charges, and adverse currency translation. Earnings per share were down 16% on an adjusted basis, and down less than 14% on a currency-neutral adjusted basis, owing to the higher input costs and effective tax rate , lower expected returns on pension assets, and higher interest expense related to debt from acquiring additional stakes in our Nigerian investments in May of 2018.

Second Quarter Business Performance
Please refer to the segment tables in the back of this document.
Kellogg Company sustained its improved net sales performance, with a final quarter of acquisition benefit from the May 2018 consolidation of Multipro, and broad-based organic growth. Accelerated organic growth was led by good momentum in several revitalized snacks brands, continued growth in emerging markets, and improved price realization. The Company views this return to organic net sales growth as the most tangible sign that its Deploy For Growth strategy is gaining traction. As expected, profitability in the quarter remained pressured by charges taken to restructure European operations, and to realign the North America business around the recent divestiture of cookies, fruit snacks, pie crusts, and ice cream cones, as well as by rising input costs and the year-on-year impact of mix and costs related to new pack formats. As planned, the Company's operating profit decline moderated in the quarter. The Company's second quarter performance, along with the recent completion of the divestiture, offers improved visibility and confidence in the rest of the year.
Kellogg North America’s net sales in the second quarter increased by 1%, after a slightly negative currency translation impact. Net sales growth in snacks was driven by continued momentum in key brands such as Pringles, Cheez-It, Rice Krispies Treats, Pop-Tarts, and RXBAR. Frozen foods net sales increased, led by innovation and effective commercial programs for MorningStar Farms veggie foods as well as Eggo waffles and french toast. Cereal net sales declined on reduced promotional activity amidst the second and final wave of pack-size harmonization. Kellogg North America's operating profit decreased by 17% on a reported basis, on business realignment charges, higher input costs and lower cereal sales volume. On a currency-neutral adjusted basis, operating profit declined by 6%.
Kellogg Europe recorded a 3% decrease in reported net sales because of substantially adverse currency translation, while net sales grew approximately 2% on a currency-neutral basis. Growth continues to be led by Pringles, and by Russia, more then offsetting modest declines in certain developed markets' cereal and wholesome snacks. Operating profit for the Region was down 58%, due to business realignment charges. On a currency-neutral adjusted basis, operating profit increased by about 2% on higher net sales.
Kellogg Latin America posted a slight increase in reported net sales, as sharply negative currency translation offset underlying growth, with currency-neutral net sales increasing by over 2% year on year. Cereal net sales growth was led by continued consumption growth in Mexico, while snacks growth was driven by biscuits in Brazil and by Pringles in most markets. Reported operating profit declined by 13%, reflecting charges for business and portfolio realignment, as well adverse currency translation. On a currency-neutral adjusted basis, operating profit declined by slightly less than 5%, reflecting higher input costs and investments in capabilities.
Kellogg Asia, Middle East and Africa ("AMEA") reported net sales growth of 23%, partially due to the consolidation of results of Multipro, for which the beginning of May marked the one year anniversary. On an organic basis, net sales growth was approximately 9% year on year, on improved price realization, continued expansion by Multipro, and growth momentum for Pringles across the Region, particularly in emerging markets. Kellogg AMEA recorded a 16% increase in reported operating profit, partially due to the consolidation of Multipro. On a currency-neutral adjusted basis, its operating profit grew 27%.
Kellogg Reaffirms Full-Year Earnings Guidance
Kellogg Company reaffirmed full-year earnings guidance, expressing increased confidence based on its first-half results and enhanced visibility now that it has completed its divestiture of selected cookies, fruit snacks, pie crusts, and ice-cream cones businesses. Specifically:

•	Net sales growth is still expected to be +1-2% year on year on both a currency-neutral and organic basis.

•	Currency-neutral adjusted operating profit expectations continue to be for a decline in the range of (4)% to (5)%.

•	Currency-neutral adjusted EPS decline is still expected to be (10)% to (11)% year on year.

•
With the closing of its recent divestiture, the Company provided an update on Cash Flow guidance. Cash flow is now expected to be approximately $0.5 billion for the year. This update from previous, pre-divestiture guidance of $0.9-1.0 billion, reflects estimated cash tax on proceeds from the sale, the absence of the divested businesses cash flow, working capital impacts of assets and liabilities not sold with the businesses, and transaction-related costs. The outlook range for cash flow in the underlying business has not changed.

Conference Call / Webcast
Kellogg will host a conference call to discuss results and outlook on Thursday, August 1, 2019 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Net sales in 2018 were approximately $13.5 billion, comprised principally of snacks and convenience foods like cereal and frozen foods. Kellogg brands are beloved in markets around the world. We are also a company with Heart & Soul, committed to creating Better Days for 3 billion people by the end of 2030 through our Kellogg’s® Better Days global purpose platform. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.

Non-GAAP Financial Measures
This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•
Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, dispositions, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.

•
Adjusted operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

•
Currency-neutral adjusted gross profit, gross margin, operating profit, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

•
Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.

•
Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-looking guidance for currency-neutral net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for net sales excludes the impact of foreign currency translation. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.
We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. Additionally, we are unable to reasonably estimate the potential full-year financial impacts of Brexit because of uncertainties in outcomes. Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2019:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Project K (pre-tax)		$45-55M	$0.13-0.16
Business and portfolio realignment (pre-tax)		$170-190M	$0.50-0.56
Income tax impact applicable to adjustments, net**			$0.14-0.16
Currency-neutral adjusted guidance*	1-2%	(4)-(5)%	(10)-(11)%
Subtract: Acquisitions	2%
Add Back: Divestiture	~(2)-(3)%
Organic guidance	1-2%
* 2019 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2019 include impacts of Brexit, and mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and commodities and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Full Year 2019
Net cash provided by (used in) operating activities	~$1.0
Additions to properties	~(0.5)
Cash Flow	~$0.5

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the expected benefits and costs of the divestiture of selected cookies, fruit and fruit flavored-snacks, pie crusts, and ice-cream cones businesses of the Company, the risk that disruptions from the divestiture will divert management's focus or harm the Company’s business, risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects, risks associated with the Company’s provision of transition services to the divested businesses post-closing, the ability to implement restructurings as planned, whether the expected amount of costs associated with restructurings will differ from forecasts, whether the Company will be able to realize the anticipated benefits from restructurings in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10- Q, and Current Reports on Form 8-K.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$3,461	$3,360	$6,983	$6,761
Cost of goods sold	2,275	2,151	4,690	4,300
Selling, general and administrative expense	789	735	1,515	1,477
Operating profit	397	474	778	984
Interest expense	75	72	149	141
Other income (expense), net	45	69	97	139
Income before income taxes	367	471	726	982
Income taxes	74	70	146	137
Earnings (loss) from unconsolidated entities	(1)	198	(3)	198
Net income	292	599	577	1,043
Net income attributable to noncontrolling interests	6	3	9	3
Net income attributable to Kellogg Company	$286	$596	$568	$1,040
Per share amounts:
Basic earnings	$0.84	$1.72	$1.66	$3.00
Diluted earnings	$0.84	$1.71	$1.66	$2.99
Average shares outstanding:
Basic	340	347	341	346
Diluted	341	348	342	348
Actual shares outstanding at period end			341	346

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	June 29, 2019	June 30, 2018
Operating activities
Net income	$577	$1,043
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	243	234
Postretirement benefit plan expense (benefit)	(65)	(86)
Deferred income taxes	23	69
Stock compensation	29	30
Gain from unconsolidated entities, net	—	(200)
Other	1	(67)
Postretirement benefit plan contributions	(12)	(274)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(239)	(83)
Inventories	(6)	(38)
Accounts payable	29	64
All other current assets and liabilities	(60)	(245)
Net cash provided by (used in) operating activities	520	447
Investing activities
Additions to properties	(294)	(270)
Acquisitions, net of cash acquired	(8)	(28)
Investments in unconsolidated entities, net proceeds	—	(388)
Acquisition of cost method investments	—	(4)
Purchases of available for sale securities	(16)	—
Sales of available for sale securities	16	—
Other	(25)	29
Net cash provided by (used in) investing activities	(327)	(661)
Financing activities
Net issuances (reductions) of notes payable	391	(76)
Issuances of long-term debt	28	993
Reductions of long-term debt	—	(401)
Net issuances of common stock	12	70
Common stock repurchases	(220)	(50)
Cash dividends	(380)	(374)
Other	(8)	—
Net cash provided by (used in) financing activities	(177)	162
Effect of exchange rate changes on cash and cash equivalents	3	28
Increase (decrease) in cash and cash equivalents	19	(24)
Cash and cash equivalents at beginning of period	321	281
Cash and cash equivalents at end of period	$340	$257

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	June 29, 2019	December 29, 2018
	(unaudited)	*
Current assets
Cash and cash equivalents	$340	$321
Accounts receivable, net	1,643	1,375
Inventories	1,234	1,330
Other current assets	175	131
Current assets held for sale	112	—
Total current assets	3,504	3,157
Property, net	3,526	3,731
Operating lease right-of-use assets	415	—
Goodwill	5,871	6,050
Other intangibles, net	2,587	3,361
Investments in unconsolidated entities	407	413
Other assets	1,171	1,068
Noncurrent assets held for sale	1,188	—
Total assets	$18,669	$17,780
Current liabilities
Current maturities of long-term debt	$508	$510
Notes payable	568	176
Accounts payable	2,401	2,427
Current operating lease liabilities	103	—
Other current liabilities	1,409	1,416
Total current liabilities	4,989	4,529
Long-term debt	8,262	8,207
Operating lease liabilities	321	—
Deferred income taxes	778	730
Pension liability	619	651
Other liabilities	488	504
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	895	895
Retained earnings	7,858	7,652
Treasury stock, at cost	(4,739)	(4,551)
Accumulated other comprehensive income (loss)	(1,469)	(1,500)
Total Kellogg Company equity	2,650	2,601
Noncontrolling interests	562	558
Total equity	3,212	3,159
Total liabilities and equity	$18,669	$17,780
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended June 29, 2019
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(47)	$1	$46	$(11)	$—	$—	$35	$0.10
Project K (pre-tax)	11	4	(15)	—	—	—	(15)	(0.05)
Brexit impacts (pre-tax)	3	—	(3)	—	—	—	(3)	(0.01)
Business and portfolio realignment (pre-tax)	4	79	(83)	—	—	—	(83)	(0.24)
Income tax impact applicable to adjustments, net*	—	—	—	—	(15)	—	15	0.05
Foreign currency impact	(44)	(13)	(6)	(1)	(1)	(1)	(6)	(0.01)
Adjustments to adjusted basis	$(73)	$71	$(61)	$(12)	$(16)	$(1)	$(57)	$(0.16)

	Quarter ended June 30, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(2)	$(1)	$3	$2	$—	$—	$5	$0.01
Project K (pre-tax)	(4)	9	(5)	—	—	—	(5)	(0.01)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	—	—	—
Gain from unconsolidated entities, net	—	—	—	—	—	200	200	0.57
Adjustments to adjusted basis	$(6)	$8	$(2)	$2	$—	$200	$200	$0.57

	Year-to-date period ended June 29, 2019
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(5)	$1	$4	$(10)	$—	$—	$(6)	$(0.02)
Project K (pre-tax)	17	6	(23)	—	—	—	(23)	(0.07)
Brexit impacts (pre-tax)	6	—	(6)	—	—	—	(6)	(0.02)
Business and portfolio realignment (pre-tax)	8	106	(114)	—	—	—	(114)	(0.33)
Income tax impact applicable to adjustments, net*	—	—	—	—	(34)	—	34	0.10
Foreign currency impact	(131)	(37)	(18)	(2)	(1)	—	(17)	(0.05)
Adjustments to adjusted basis	$(105)	$76	$(157)	$(12)	$(35)	$—	$(132)	$(0.39)

	Year-to-date period ended June 30, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(32)	$(1)	$33	$11	$—	$—	$44	$0.13
Project K (pre-tax)	9	16	(25)	—	—	—	(25)	(0.07)
Income tax impact applicable to adjustments, net*	—	—	—	—	3	—	(3)	(0.01)
Gain from unconsolidated entities, net	—	—	—	—	—	200	200	0.57
Adjustments to adjusted basis	$(23)	$15	$8	$11	$3	$200	$216	$0.62
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended June 29, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,148	$541	$239	$533	$—	$3,461
Foreign currency impact on total business (inc)/dec	(4)	(28)	(5)	(25)	—	(62)
Currency-neutral net sales	$2,151	$569	$245	$558	$—	$3,524
Acquisitions	—	—	—	73	—	73
Foreign currency impact on acquisitions (inc)/dec	—	—	—	13	—	13
Organic net sales	$2,151	$569	$245	$471	$—	$3,437

Quarter ended June 30, 2018
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,127	$559	$239	$435	$—	$3,360

% change - 2019 vs. 2018:
Reported growth	1.0%	(3.2)%	0.2%	22.6%	—%	3.0%
Foreign currency impact on total business (inc)/dec	(0.1)%	(5.0)%	(2.1)%	(5.8)%	—%	(1.9)%
Currency-neutral growth	1.1%	1.8%	2.3%	28.4%	—%	4.9%
Acquisitions	—%	—%	—%	16.9%	—%	2.2%
Foreign currency impact on acquisitions (inc)/dec	—%	—%	—%	3.0%	—%	0.4%
Organic growth	1.1%	1.8%	2.3%	8.5%	—%	2.3%
Volume (tonnage)	(1.8)%	1.3%	(2.1)%	—%	—%	(1.0)%
Pricing/mix	2.9%	0.5%	4.4%	8.5%	—%	3.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year-to-date period ended June 29, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$4,437	$1,038	$464	$1,044	$—	$6,983
Foreign currency impact on total business (inc)/dec	(10)	(74)	(22)	(80)	—	(185)
Currency-neutral net sales	$4,446	$1,112	$487	$1,124	$—	$7,169
Acquisitions	—	—	—	271	—	271
Foreign currency impact on acquisitions (inc)/dec	—	—	—	49	—	49
Organic net sales	$4,446	$1,112	$487	$803	$—	$6,848

Year-to-date period ended June 30, 2018
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$4,457	$1,079	$471	$754	$—	$6,761

% change - 2019 vs. 2018:
Reported growth	(0.5)%	(3.8)%	(1.4)%	38.6%	—%	3.3%
Foreign currency impact on total business (inc)/dec	(0.2)%	(6.8)%	(4.7)%	(10.6)%	—%	(2.7)%
Currency-neutral growth	(0.3)%	3.0%	3.3%	49.2%	—%	6.0%
Acquisitions	—%	—%	—%	36.0%	—%	4.0%
Foreign currency impact on acquisitions (inc)/dec	—%	—%	—%	6.6%	—%	0.7%
Organic growth	(0.3)%	3.0%	3.3%	6.6%	—%	1.3%
Volume (tonnage)	(1.7)%	2.0%	(0.8)%	0.2%	—%	(0.7)%
Pricing/mix	1.4%	1.0%	4.1%	6.4%	—%	2.0%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Reported gross profit	$1,186	$1,209	$2,293	$2,461
Mark-to-market (COGS)	47	2	5	32
Project K (COGS)	(11)	4	(17)	(9)
Brexit impacts (COGS)	(3)	—	(6)	—
Business and portfolio realignment (COGS)	(4)	—	(8)	—
Foreign currency impact	(19)	—	(55)	—
Currency-neutral adjusted gross profit	$1,176	$1,203	$2,374	$2,438
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Reported gross margin	34.3%	36.0%	32.8%	36.4%
Mark-to-market (COGS)	1.4%	—%	—%	0.5%
Project K (COGS)	(0.3)%	0.2%	(0.2)%	(0.2)%
Brexit impacts (COGS)	(0.1)%	—%	(0.1)%	—%
Business and portfolio realignment (COGS)	(0.1)%	—%	(0.1)%	—%
Foreign currency impact	—%	—%	0.1%	—%
Currency-neutral adjusted gross margin	33.4%	35.8%	33.1%	36.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended June 29, 2019
(millions)	North America*	Europe	Latin America	AMEA	Corporate*	Kellogg Consolidated
Reported operating profit	$322	$36	$17	$45	$(23)	$397
Mark-to-market	—	—	—	—	46	46
Project K	(10)	—	(2)	(3)	—	(15)
Brexit impacts	—	(3)	—	—	—	(3)
Business and portfolio realignment	(42)	(32)	(2)	(2)	(5)	(83)
Adjusted operating profit	$374	$72	$22	$49	$(64)	$452
Foreign currency impact	—	(3)	—	(2)	—	(6)
Currency-neutral adjusted operating profit	$373	$75	$22	$51	$(64)	$458

Quarter ended June 30, 2018
(millions)	North America*	Europe	Latin America	AMEA	Corporate*	Kellogg Consolidated
Reported operating profit	$385	$87	$20	$38	$(56)	$474
Mark-to-market	—	—	—	—	3	3
Project K	(12)	13	(2)	(3)	(1)	(5)
Adjusted operating profit	$397	$74	$22	$41	$(58)	$476

% change - 2019 vs. 2018:
Reported growth	(16.6)%	(58.4)%	(12.8)%	16.3%	60.8%	(16.2)%
Mark-to-market	—%	—%	—%	—%	77.2%	9.4%
Project K	(0.2)%	(7.7)%	(0.6)%	(0.2)%	2.2%	(2.7)%
Brexit impacts	—%	(3.6)%	—%	—%	—%	(0.5)%
Business and portfolio realignment	(10.5)%	(43.8)%	(8.4)%	(5.0)%	(8.0)%	(17.3)%
Adjusted growth	(5.9)%	(3.3)%	(3.8)%	21.5%	(10.6)%	(5.1)%
Foreign currency impact	—%	(5.0)%	0.7%	(5.6)%	0.2%	(1.3)%
Currency-neutral adjusted growth	(5.9)%	1.7%	(4.5)%	27.1%	(10.8)%	(3.8)%
Note: Tables may not foot due to rounding.
* Corporate in 2019 includes the cost of certain global research and development activities that were previously included in the North America reportable segment in 2018 that totaled approximately $12 million.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended June 29, 2019
(millions)	North America*	Europe	Latin America	AMEA	Corporate*	Kellogg Consolidated
Reported operating profit	$702	$96	$38	$92	$(150)	$778
Mark-to-market	—	—	—	—	4	4
Project K	(14)	(1)	(4)	(4)	—	(23)
Brexit impacts	—	(6)	—	—	—	(6)
Business and portfolio realignment	(53)	(36)	(2)	(2)	(21)	(114)
Adjusted operating profit	$769	$139	$44	$97	$(132)	$917
Foreign currency impact	(1)	(10)	(1)	(6)	—	(18)
Currency-neutral adjusted operating profit	$769	$149	$45	$103	$(132)	$935

Year-to-date period ended June 30, 2018
(millions)	North America*	Europe	Latin America	AMEA	Corporate*	Kellogg Consolidated
Reported operating profit	$784	$147	$42	$79	$(68)	$984
Mark-to-market	—	—	—	—	33	33
Project K	(22)	6	(4)	(3)	(2)	(25)
Adjusted operating profit	$806	$141	$46	$82	$(99)	$976

% change - 2019 vs. 2018:
Reported growth	(10.5)%	(34.9)%	(10.3)%	16.0%	(117.8)%	(20.9)%
Mark-to-market	—%	—%	—%	—%	(67.9)%	(2.3)%
Project K	0.8%	(3.8)%	(0.8)%	(0.8)%	2.9%	(0.3)%
Brexit impacts	—%	(4.0)%	—%	—%	—%	(0.6)%
Business and portfolio realignment	(6.6)%	(25.7)%	(4.1)%	(2.6)%	(20.8)%	(11.7)%
Adjusted growth	(4.7)%	(1.4)%	(5.4)%	19.4%	(32.0)%	(6.0)%
Foreign currency impact	(0.1)%	(7.0)%	(1.9)%	(7.5)%	0.1%	(1.8)%
Currency-neutral adjusted growth	(4.6)%	5.6%	(3.5)%	26.9%	(32.1)%	(4.2)%
Note: Tables may not foot due to rounding.
* Corporate in 2019 includes the cost of certain global research and development activities that were previously included in the North America reportable segment in 2018 that totaled approximately $24 million.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Reported incomes taxes	$74	$70	$146	$137
Mark-to-market	10	1	(2)	8
Project K	(4)	(1)	(4)	(5)
Brexit impacts	(1)	—	(1)	—
Business and portfolio realignment	(20)	—	(27)	—
Adjusted income taxes	$89	$70	$180	$134
Reported effective tax rate	20.1%	15.0%	20.1%	14.0%
Mark-to-market	0.7%	—%	(0.1)%	0.2%
Project K	(0.3)%	(0.1)%	0.1%	(0.2)%
Brexit impacts	—%	—%	0.1%	—%
Business and portfolio realignment	(0.8)%	—%	(0.5)%	—%
Adjusted effective tax rate	20.5%	15.1%	20.5%	14.0%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Reported EPS	$0.84	$1.71	$1.66	$2.99
Mark-to-market (pre-tax)	0.10	0.01	(0.02)	0.13
Project K (pre-tax)	(0.05)	(0.01)	(0.07)	(0.07)
Brexit impacts (pre-tax)	(0.01)	—	(0.02)	—
Business and portfolio realignment (pre-tax)	(0.24)	—	(0.33)	—
Income tax impact applicable to adjustments, net*	0.05	—	0.10	(0.01)
Gain from unconsolidated entities, net	—	0.57	—	0.57
Adjusted EPS	$0.99	$1.14	$2.00	$2.37
Foreign currency impact	(0.01)		(0.05)
Currency-neutral adjusted EPS	$1.00	$1.14	$2.05	$2.37
Note: Tables may not foot due to rounding.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Currency-Neutral Net Sales Growth
North America

Net sales % change - second quarter 2019 vs. 2018:
North America	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales
Snacks	3.6%	(0.1)%	3.7%
Cereal	(4.8)%	(0.3)%	(4.5)%
Frozen	3.1%	(0.1)%	3.2%

Net sales % change - second quarter year-to-date 2019 vs. 2018:
North America	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales
Snacks	1.6%	(0.2)%	1.8%
Cereal	(4.8)%	(0.3)%	(4.5)%
Frozen	0.7%	(0.1)%	0.8%

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Cash Flow to Kellogg Defined Cash Flow

	Year-to-date period ended
(millions, unaudited)	June 29, 2019	June 30, 2018
Operating activities
Net Income	$577	$1,043
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	243	234
Postretirement benefit plan expense (benefit)	(65)	(86)
Deferred income taxes	23	69
Stock compensation	29	30
Gain from unconsolidated entities, net	—	(200)
Other	1	(67)
Postretirement benefit plan contributions	(12)	(274)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(239)	(83)
Inventories	(6)	(38)
Accounts payable	29	64
All other current assets and liabilities	(60)	(245)

Net cash provided by (used in) operating activities	520	447
Less:
Additions to properties	(294)	(270)
Cash flow (operating cash flow less property additions) (a)	$226	$177
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Significant items impacting comparability

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market benefit of $35 million and a pre-tax mark-to-market expense of $6 million for the quarter and year-to-date periods ended June 29, 2019, respectively. Included within the aforementioned was a pre-tax mark-to-market expense for pension plans of $11 million and $10 million for the quarter and year-to-date periods ended June 29, 2019, respectively. We also recorded a pre-tax mark-to-market benefit of $5 million and $44 million for the quarter and year-to-date periods ended June 30, 2018, respectively. Included within the aforementioned was a pre-tax mark-to-market benefit for pension plans of $2 million and $27 million for the quarter and year-to-date periods ended June 30, 2018, respectively.

Project K
Project K continued generating savings used to invest in key strategic areas of focus for the business. We recorded pre-tax charges related to this program of $15 million and $23 million for the quarter and year-to-date periods ended June 29, 2019 respectively. We also recorded pre-tax charges related to this program of $5 million and $25 million for the quarter and year-to-date periods ended June 30, 2018, respectively.

Brexit impacts
With the uncertainty of the United Kingdom (U.K.) exiting the European Union (EU), commonly referred to as Brexit, we have begun preparations to proactively prepare for the potential adverse impacts of Brexit, such as delays at ports of entry and departure. As a result, we incurred pre-tax charges of $3 million and $6 million for the quarter and year-to-date periods ended June 29, 2019, respectively.

Business and portfolio realignment
One-time costs related to: pending and prospective divestitures and acquisitions, including the divestiture of our cookies, fruit snacks, pie crusts, and ice-cream cone businesses; reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; and investments in enhancing capabilities prioritized by our Deploy for Growth strategy. As a result, we incurred pre-tax charges, primarily related to reorganizations, of $83 million and $114 million for the quarter and year-to-date periods ended June 29, 2019, respectively.

Acquisitions
In May of 2018, the Company acquired an incremental 1% ownership interest in Multipro, which along with concurrent changes to the shareholders' agreement, resulted in the Company now having a 51% controlling interest in and began consolidating Multipro, a leading distributor of a variety of food products in Nigeria and Ghana. In our AMEA reportable segment, for the quarter and year-to-date periods ended June 29, 2019, the acquisition added $73 million and $271 million, respectively, in net sales that impacted the comparability of our reported results.

Gain on unconsolidated entities, net
In connection with the Multipro business combination, the Company recognized a one-time, non-cash gain on the disposition of our previously held equity interest in Multipro of $245 million. Additionally, the Company exercised its call option to acquire a 50% interest in Tolaram Africa Foods, PTE LTD, a holding company with a 49% equity interest in an affiliated food manufacturer, resulting in the Company having a 24.5% interest in the affiliated food manufacturer. In conjunction with the exercise, the Company recognized a one-time, non-cash loss of $45 million, which represents an other than temporary excess of cost over fair value of the investment. These amounts were recorded within Earnings (loss) from unconsolidated entities during the second quarter of 2018.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.